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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-00141 of Dollar General Corporation on Form S-8 of our report dated February 24, 1998, appearing in the Annual Report on Form 10-K of Dollar General Corporation for the year ended January 30, 1998.



/s/ DELOITTE & TOUCHE LLP


Nashville, Tennessee
April 17, 1998